Exhibit 20.6
Page 1 of 3

                            Navistar Financial 1999 - A Owner Trust
                                  For the Month of March 2000
                              Distribution Date of April 17, 2000
                                   Servicer Certificate #11

Original Pool Amount                                    $714,764,750.47
Subsequent Receivables  (transferred 6/3/99)                      $0.00


Beginning Pool Balance                                  $537,539,093.52
Beginning Pool Factor                                         0.7520504

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $19,658,525.47
     Interest Collected                                   $3,840,581.23

Additional Deposits:
     Repurchase Amounts                                           $0.00
     Liquidation Proceeds / Recoveries                    $1,060,161.17
Total Additional Deposits                                 $1,060,161.17

Repos / Chargeoffs                                        $1,246,287.60
Aggregate Number of Notes Charged Off                               145

Total Available Funds                                    $24,131,009.80

Ending Pool Balance                                     $517,062,538.52
Ending Pool Factor                                            0.7234024

Servicing Fee                                               $447,949.24

Repayment of Servicer Advances                              $428,258.07

Reserve Account:
     Beginning Balance  (see Memo Item)                  $29,038,714.38
     Target Percentage                                            5.25%
     Target Balance                                      $27,145,783.27
     Minimum Balance                                     $14,295,295.01
     (Release) / Deposit                                 ($1,892,931.11)
     Ending Balance                                      $27,145,783.27

Current Weighted Average APR:                                    8.529%
Current Weighted Average Remaining Term (months):                 40.64

Delinquencies                                           Dollars        Notes
     Installments:              1 - 30 days          $2,578,693.46     2,265
                                31 - 60 days           $639,954.10       489
                                60+  days              $200,396.91       125

     Total:                                          $3,419,044.47     2,268

     Balances:                  60+  days            $5,300,727.14       125

Memo Item - Reserve Account
     Prior Month                                    $28,341,384.66
+    Invest. Income                                    $127,431.25
+    Excess Serv.                                      $569,898.47
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $29,038,714.38

Exhibit 20.6
Page 2 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of March 2000

                                                                                      NOTES

                                    TOTAL         CLASS A - 1       CLASS A - 2     CLASS A - 3      CLASS A - 4    CLASS B NOTES
                               $714,764,750.47  $147,000,000.00  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Original Pool Amount
Distributions:
     Distribution Percentages                             0.00%           96.50%            0.00%            0.00%           3.50%
     Coupon                                             5.0025%          5.5500%          5.9500%          6.1300%         6.2200%

Beginning Pool Balance         $537,539,093.52
Ending Pool Balance            $517,062,538.52

Collected Principal             $19,230,267.40
Collected Interest               $3,840,581.23
Charge - Offs                    $1,246,287.60
Liquidation Proceeds/Recoveries  $1,060,161.17
Servicing                          $447,949.24
Cash Transfer from Reserve Account       $0.00
Total Collections Available
  for Debt Service              $23,683,060.56

Beginning Balance              $537,539,093.52            $0.00  $167,832,241.05  $200,000,000.00  $145,745,000.00  $23,961,852.47

Interest Due                     $2,636,607.09            $0.00      $776,224.11      $991,666.67      $744,514.04     $124,202.27
Interest Paid                    $2,636,607.09            $0.00      $776,224.11      $991,666.67      $744,514.04     $124,202.27
Principal Due                   $20,476,555.00            $0.00   $19,759,875.58            $0.00            $0.00     $716,679.43
Principal Paid                  $20,476,555.00            $0.00   $19,759,875.58            $0.00            $0.00     $716,679.43

Ending Balance                 $517,062,538.52            $0.00  $148,072,365.48  $200,000,000.00  $145,745,000.00  $23,245,173.05
Note / Certificate Pool Factor                           0.0000           0.7516           1.0000           1.0000          0.9291
   (Ending Balance / Original Pool Amount)
Total Distributions             $23,113,162.09            $0.00   $20,536,099.69      $991,666.67      $744,514.04     $840,881.70

Interest Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                      $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                     $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                   $569,898.47
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance  $29,038,714.38
(Release) / Draw                ($1,892,931.11)
Ending Reserve Acct Balance     $27,145,783.27

Exhibit 20.6
Page 3 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of March 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                           5                 4                3                 2                1
                                        Nov-99            Dec-99           Jan-00            Feb-00            Mar-00
Beginning Pool Balance             $605,380,899.96   $588,411,657.71   $570,358,289.63   $555,232,338.87   $537,539,093.52

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                    $1,445,528.11     $1,057,734.63       $823,183.48     $2,395,560.90     $1,246,287.60
    Recoveries                         $918,704.99       $528,037.20     $1,281,147.20       $875,831.70     $1,060,161.17

Total Charged Off (Months 5, 4, 3)                     $3,326,446.22
Total Recoveries (Months 3, 2, 1)                      $3,217,140.07
Net Loss / (Recoveries) for 3 Mos                        $109,306.15 (a)

Total Balance (Months 5, 4, 3)                     $1,764,150,847.30 (b)

Loss Ratio Annualized  [(a/b) * (12)]                          $0.00

Trigger:  Is Ratio > 1.5%                                         No
                                                                           Jan-00            Feb-00            Mar-00

B)   Delinquency Trigger:                                                $6,764,080.87     $5,621,790.13     $5,300,727.14
     Balance delinquency 60+ days                                             1.18594%          1.01251%          0.98611%
     As % of Beginning Pool Balance                                           0.88080%          0.99410%          1.06152%
     Three Month Average

Trigger:  Is Average > 2.0%                                       No

C)   Noteholders Percent Trigger:                           3.79786%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                       No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer